                                                                     EXHIBIT 5.0

                                December 8, 1997

Hughes Supply, Inc.
20 North Orange Avenue
Suite 200
Orlando, Florida 32801

       Re:  Registration Statement on Form S-3

Gentlemen:

      I am the general counsel of Hughes Supply, Inc., a Florida corporation (the "Company"). I am furnishing this opinion in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 (the "Registration Statement") relating to the sale of up to an aggregate of 834,268 shares of common stock, par value $1.00 per share (the "Common Stock"), of the Company by and for the accounts of Graham Clements, Donald Telman, Ronnie J. Shrader, Shrader Family, LLC, Yvonne A. Shrader, Sonny Properties, Inc. as Trustee for Ronnie J. and Yvonne A. Shrader, Charles P. Berger, Sandra K. Berger, Charles F. Offenhauser, Timothy S. Kostom, George Offenhauser, Rosalie Offenhauser, C. F. Offenhauser, Shirley Offenhauser, Teddy M. Dwigans, Letha Dwigans, Shirley M. Offenhauser, Paula C. Offenhauser, Victoria O. Bates, Rosa Lee Kostom, Mae Ola Grebe, M.F. Offenhauser, Oscar Lee Towns, Shirley A. Towns, Naomi Kostom, Mary Lizabeth Offenhauser, Deborah O. Tullos -- DLO Trust, Charles
F. Offenhauser, Jr. -- DLO Trust, John M. Offenhauser -- DLO Trust, Shirley H. Chauvin, Dorothy Halpen Kolb, Walter Miller, Eula S. Miller, Wayne Overstreet, the Offenhauser Company, Ronald L. Whitney, John F. Bedick, Robert Steven Clay, Donald Dove Burns, Jr. and Anthony W. Bell (collectively, the "Selling Shareholders").

      I have examined copies of the Restated Articles of Incorporation and By-Laws of the Company, the Registration Statement, and such other corporate records and documents as I deemed necessary to form the basis for the opinion hereinafter expressed. In my examination of such material, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to original documents of all copies submitted to me. As to questions of fact material to such opinion, I have relied upon statements of officers and representatives of the Company and others.

      Based on the foregoing, it is my opinion that the shares of Common Stock being registered will, when sold as contemplated in the Prospectus forming a part of the Registration Statement, be legally issued, fully paid and nonassessable shares of Common Stock of the Company.

      I hereby consent to the reference to me in the Registration Statement and in the Prospectus, which constitutes a part thereof, as the attorney who will pass on the legal matters in connection with the proposed sale of the Common Stock by the Selling Shareholders and to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                              /s/ BENJAMIN P. BUTTERFIELD
                                          --------------------------------------
                                          Benjamin P. Butterfield
                                          General Counsel